A-6

National Grid (US) Investments
Profit and loss account
for the year ended March 31, 2001
	GBPm	$m
--------------------------------------------------------------------------

Net interest	(207.1)	(294.1)
	-------	-------

Loss on ordinary activities
before taxation - continuing operations	(207.1)	(294.1)

Taxation	62.1 	88.2
	-------	------

Loss on ordinary activities after taxation	(145.0)	(205.9)

Appropriations in respect of non-equity shares	1.9 	2.7
	-------	-------

Retained loss	(143.1)	(203.2)
	========	========



Reconciliation of net loss to US GAAP


Loss on ordinary activities after taxation
   under UK GAAP	(145.0)	(205.9)

Adjustments to conform with US GAAP
  Equity in income of companies	79.0	112.2
	-------	-------

Net loss under US GAAP	(66.0)	(93.7)
	========	========




The profit and loss account is prepared under UK GAAP. The amounts presented above are by way of a convenience translation of UK sterling and/or US dollar figures, based on the exchange rate at March 31, 2001 of $1.42 = GBP 1.





National Grid (US) Investments
Balance sheet
at March 31, 2001

	GBPm	$m
-------------------------------------------------------------------------

Fixed assets
Investment	2,817.2	4,000.4
	-------	-------
	2,817.2	4,000.4
	-------	-------
Current assets
Debtors (amounts falling due within one year)	134.4	190.8

Creditors (amounts falling due within one year)
Other creditors	(3,007.5)	(4,270.6)
	--------	---------

Net current liabilities	(2,873.1)	(4,079.8)
	---------	---------

Net liabilities	(55.9)	(79.4)
	=========	=========


Capital and reserves
Called up share capital 	0.2	0.3
Share premium account	21.5	30.5
Profit and loss account	(77.6)	(110.2)
	-------	-------
	(55.9)	(79.4)
	-------	-------
Equity shareholders' funds	(77.4)	(109.9)
Non-equity shareholders' funds	21.5	30.5
	------	-------

Shareholders' funds 	(55.9)	(79.4)
	=======	=======



Reconciliation of equity shareholders' funds to US GAAP

Equity shareholders' funds under UK GAAP	(77.4)	(109.9)

Adjustments to conform with US GAAP
  Investments in subsidiaries, at equity	102.3	145.2
	------	------

Equity shareholders' funds under US GAAP	24.9	35.3
	=======	=======



The balance sheet is prepared under UK GAAP. The amounts presented above are by way of a convenience translation of UK sterling and/or US dollar figures, based on the exchange rate at March 31, 2001 of $1.42 = GBP 1.




National Grid (US) Investments
Cash flow statement
for the year ended March 31, 2001


	GBPm	$m
---------------------------------------------------------------------------


Returns on investments and servicing of finance
Interest paid	(207.1)	(294.1)

Taxation
Corporate tax received	132.8 	188.6

Financing
Movement in inter-business balances	74.3 	105.5
	------	------

Movement in cash and overdrafts	- 	-
	========	========

Summary cash flow statement under US GAAP


Net cash used in operating activities	(74.3)	(105.5)
Net cash provided by financing activities	74.3 	105.5
	-----	-------
Movement in cash and cash equivalents	- 	-
Cash and cash equivalents at beginning of year	- 	-
	-----	-------
Cash and cash equivalents at end of year	- 	-
	======	=======



The cash flow statement is prepared under UK GAAP and the summary cash flow statement is prepared under US GAAP. The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2001 of $1.42 = GBP 1.







National Grid (US) Investments
Profit and loss reserve
for the year ended March 31, 2001


	GBPm	$m


At April 1, 2000	(5.1)	(7.3)

Exchange adjustments	(0.1)	(0.1)

Tax on exchange adjustments	70.7 	100.4

Retained loss for the year	(143.1)	(203.2)
	-------	-------
At March 31, 2001	(77.6)	(110.2)
	=======	=======


Reconciliation of profit and loss reserve to retained earnings under US GAAP

Profit and loss reserve under UK GAAP
at March 31, 2001	(77.6)	(110.2)

Adjustments to conform with US GAAP
  Equity in income of companies	79.4	112.7
	------	-------

Retained earnings under US GAAP at March 31, 2001	1.8*	2.5*
	======	=======


*  Includes cumulative other comprehensive income of GBP 67.9m ($96.4m)


The profit and loss reserve is prepared under UK GAAP. The amounts presented above are by way of a convenience translation of UK sterling and/or US dollar figures, based on the exchange rate at March 31, 2001 of $1.42 = GBP 1.

